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                                 Exhibit 23.2



Consent of Independent Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 No. 333-40460, of our report, dated September 27, 1999, relating to the financial statements of International Fuel Technology, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
January 11, 2001